Exhibit 99.1
RSC Reports 3Q11 Results
SCOTTSDALE, Ariz., October 20, 2011 — RSC Holdings Inc. (NYSE: RRR), one of the largest equipment rental providers in North America, today announced financial results for the quarter ended September 30, 2011. Total revenue was $407 million and rental revenue was $361 million, compared with $334 million and $292 million, respectively, for the same period last year. The company’s third quarter net income was $16 million, or $0.15 per diluted share, compared with a net loss of $6 million, or $0.06 per diluted share, for the third quarter 2010.
Adjusted EBITDA was $163 million for the quarter, compared with $119 million for the same period last year. Adjusted EBITDA margin was 40.1% for the third quarter, compared with 35.6% in 2010. The increase in profitability and margins primarily reflects continued volume growth, pricing growth and the company’s ability to leverage and control its operating costs.
Third Quarter 2011 Highlights
•	Generated a 38% increase in year-over-year Adjusted EBITDA.
•	Grew rental revenue 24% over the third quarter 2010.
•	Increased rental volume 19.0% year-over-year, the fifth consecutive quarter of double-digit volume growth.
•	Improved rental rates 1.0% sequentially from the second quarter and 4.6% over the third quarter of last year.
•	Increased average fleet utilization to 73%, up 380bps from the third quarter 2010.
•	Invested $176 million in gross rental capital expenditures in response to growing demand.
•	Sold $67 million of existing fleet at original cost with record margins of 38%, up from 16% in the year ago quarter.
•	Strong availability of $648 million under the ABL revolver as of September 30, 2011.
CEO Comments
Erik Olsson, President and Chief Executive Officer, commented: “The third quarter was another very strong quarter and we have once again significantly outpaced the growth of our end markets. We see the current economic environment with low GDP growth playing perfectly into the value proposition of renting and to RSC, in particular. As a result, we produced an impressive 19% volume growth, while at the same time generating positive year-over-year pricing of 4.6%. This growth, in combination with strong cost management, resulted in a 38% year-over-year increase in Adjusted EBITDA. Furthermore, improved results were widespread with all regions delivering double-digit revenue growth and significant increases in utilization.”
Outlook for 4Q11
Business momentum will remain very strong for RSC and the company expects to continue to outpace its underlying end-markets in the fourth quarter and produce year-over-year rental revenue growth in excess of 20%. The economic environment and reduced availability of credit, coupled with the favorable economics of renting are causing more and more customers to rent at an accelerating pace instead of committing capital to buy equipment, and the company expects this outsourcing trend to continue. Rental rates are anticipated to be comparable with those achieved in the third quarter 2011. The company expects average utilization levels for the fourth quarter to exceed 70%.

Mr. Olsson concluded: “We expect favorable year-over-year comparisons in the fourth quarter and a strong finish to 2011. We see continued growing demand from our end markets and are benefiting from the consistent execution of our business model with market share gains as well as increasing outsourcing of equipment needs. As a result, we believe an economic environment with low to medium rate GDP growth will be favorable to renting equipment and provide significant growth opportunities also in the coming year.”
Conference Call
RSC Holdings will hold a conference call today at 5:15 p.m. Eastern Time. Investors may access the call by visiting the investor relations portion of the RSC website at www.RSCrental.com/Investor. To listen to the live conference call from the U.S. and Canada dial (866) 393-7634; from international locations dial (706) 679-0678. A replay of the conference call will be available through November 3, 2011. To access the replay dial: U.S. and Canada: (855) 859-2056; international (404) 537-3406. Pass code: 16489259. A replay of the webcast will also be available at www.RSCrental.com/Investor.
Investor Presentation Information
Information concerning our business and financial results that we expect to use at upcoming investor presentations will be made available on our website following the conference call and will be maintained on our website for at least the period of its use at such meetings or until updated by more current information.
About RSC Holdings Inc.
RSC Holdings Inc. (NYSE: RRR), based in Scottsdale, Arizona, is the holding company for the operating entity RSC Equipment Rental, Inc. (“RSC”), which is a premier provider of rental equipment in North America, servicing the industrial, maintenance and non-residential construction markets with $2.7 billion of equipment at original cost. RSC offers superior equipment availability, reliability and 24x7 service to customers through an integrated network of 452 branch locations across 42 states in the United States and three provinces in Western Canada. Customer solutions to improve efficiency and reduce cost include the proprietary Total Control® rental management software, Mobile Tool Rooms™ and on-site rental locations. With over 4,600 employees committed to safety and sustainability, RSC delivers the best value and industry leading customer service. All information is as of September 30, 2011. Additional information about RSC is available at www.RSCrental.com.

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements regarding the company’s future financial position, end-market outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations.
In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “plan”, “see”, “will”, “should”, “expect”, “anticipate”, “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual results and developments may therefore differ materially from those described in this release.
The company cautions therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the United States Securities and Exchange Commission could affect the company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the company’s forward-looking statements.
These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, we disclaim any obligation to update these forward-looking statements to reflect future events or circumstances.
Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the company also discloses in this press release certain non-GAAP financial information including adjusted EBITDA and free cash flow. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Adjusted EBITDA GAAP Reconciliations” and “Free Cash Flow GAAP Reconciliation” included at the end of this release. Additionally, explanations of these Non-GAAP measures are provided in Annex A attached to this release.

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Change	September 30,		Change
	2011	2010	%	2011	2010	%
Revenues:
Equipment rental revenue	$360,554	$291,671	23.6%	$948,025	$773,618	22.5%
Sale of merchandise	14,573	12,897	13.0	40,351	37,588	7.4
Sale of used rental equipment	32,245	29,216	10.4	113,044	84,315	34.1

Total revenues	407,372	333,784	22.0	1,101,420	895,521	23.0

Cost of revenues:
Cost of equipment rentals, excluding depreciation	171,851	147,451	16.5	478,533	418,691	14.3
Depreciation of rental equipment	76,782	68,878	11.5	221,630	202,921	9.2
Cost of merchandise sales	9,796	9,312	5.2	26,827	27,266	(1.6)
Cost of used rental equipment sales	19,869	24,575	(19.1)	76,624	73,143	4.8

Total cost of revenues	278,298	250,216	11.2	803,614	722,021	11.3

Gross profit	129,074	83,568	54.5	297,806	173,500	71.6

Operating expenses:
Selling, general and administrative	45,519	36,505	24.7	130,720	107,224	21.9
Depreciation and amortization of non-rental equipment and intangibles	10,619	10,012	6.1	31,535	29,979	5.2
Other operating gains, net	(1,025)	(1,167)	n/a	(2,708)	(3,617)	n/a

Total operating expenses, net	55,113	45,350	21.5	159,547	133,586	19.4

Operating income	73,961	38,218	n/a	138,259	39,914	n/a
Interest expense, net	47,363	48,446	(2.2)	176,306	146,472	20.4
Loss on extinguishment of debt	—	—	n/a	15,342	—	n/a
Other (income) expense, net	444	(264)	n/a	(62)	(364)	n/a

Income (loss) before (provision) benefit for income taxes	26,154	(9,964)	n/a	(53,327)	(106,194)	n/a
(Provision) benefit for income taxes	(10,321)	3,542	n/a	18,795	39,829	n/a

Net income (loss)	$15,833	$(6,422)	n/a	$(34,532)	$(66,365)	n/a

Weighted average shares outstanding used in computing net income (loss) per common share:
Basic	103,931	103,521		103,874	103,501

Diluted	104,652	103,521		103,874	103,501

Net income (loss) per common share:
Basic	$0.15	$(0.06)		$(0.33)	$(0.64)

Diluted	$0.15	$(0.06)		$(0.33)	$(0.64)

Other operational data (a):
Fleet utilization	72.5%	68.7%		68.2%	62.4%
Average fleet age at period end (months)	41	43		41	43
Same store rental revenue growth / (decline)	22.8%	9.6%		24.1%	(4.9)%
Employees	4,635	4,382		4,635	4,382
Original equipment fleet cost at period end (in millions)	$2,696	$2,375		$2,696	$2,375

(a)	Refer to attached Statistical Measures for descriptions.

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2011	2010

Assets
Cash and cash equivalents	$27,807	$3,510
Accounts receivable, net	267,823	228,532
Inventory	16,087	14,171
Deferred tax assets, net	10,362	17,912
Prepaid expense and other current assets	11,362	13,798

Total current assets	333,441	277,923

Rental equipment, net	1,602,117	1,336,424
Property and equipment, net	119,559	110,779
Goodwill and other intangibles, net	957,503	939,302
Deferred financing costs	54,699	44,205
Other long-term assets	8,560	9,342

Total assets	$3,075,879	$2,717,975

Liabilities and Stockholders’ Deficit
Accounts payable	$380,882	$193,819
Accrued expenses and other current liabilities	124,454	119,608
Current portion of long-term debt	27,180	25,294

Total current liabilities	532,516	338,721

Long-term debt	2,257,174	2,043,887
Deferred tax liabilities, net	310,711	330,862
Other long-term liabilities	26,214	41,782

Total liabilities	3,126,615	2,755,252

Total stockholders’ deficit	(50,736)	(37,277)

Total liabilities and stockholders’ deficit	$3,075,879	$2,717,975

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(34,532)	$(66,365)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	253,165	232,900
Amortization of deferred financing costs	7,532	9,553
Amortization of original issue discount	921	826
Share-based compensation expense	5,216	3,966
Gain on sales of rental and non-rental property and equipment, net of non-cash write-offs	(37,777)	(9,635)
Deferred income taxes	(24,719)	(16,261)
Gain on settlement of insurance property claims	—	(1,736)
Loss on extinguishment of debt	15,342	—
Interest expense, net on ineffective hedge	(104)	95
Changes in operating assets and liabilities	149,122	159,106

Net cash provided by operating activities	334,166	312,449

Cash flows from investing activities:
Cash paid for acquisition	(49,098)	—
Purchases of rental equipment	(543,335)	(265,714)
Purchases of property and equipment	(8,381)	(5,630)
Proceeds from sales of rental equipment	113,044	84,315
Proceeds from sales of property and equipment	4,832	2,185
Insurance proceeds from rental equipment and property claims	—	1,736

Net cash used in investing activities	(482,938)	(183,108)

Cash flows from financing activities:
Net proceeds (payments) on debt	176,009	(127,928)
Financing costs	(27,926)	(1,401)
Proceeds from stock option exercises	1,922	323
Other	24,451	—

Net cash provided by (used in) financing activities	174,456	(129,006)

Effect of foreign exchange rates on cash	(1,387)	694

Net increase in cash and cash equivalents	24,297	1,029
Cash and cash equivalents at beginning of period	3,510	4,535

Cash and cash equivalents at end of period	$27,807	$5,564

Supplemental disclosure of cash flow information:
Cash paid for interest	$159,702	$126,655
Cash paid (received) for taxes, net	(14,393)	(25,562)

RSC HOLDINGS INC. AND SUBSIDIARIES
Rental Revenue Growth Bridge
(in thousands)

	Rental Revenues
	Three Months Ended	Nine Months Ended
	September 30,	September 30,

2010	$291,671	$773,618

Changes:
Volume	18.5%	17.6%
Price	4.6%	4.4%
Currency	0.5%	0.5%

2011	$360,554	$948,025

Annex A
EBITDA and Adjusted EBITDA. EBITDA, a supplemental non-GAAP financial measure, is defined as consolidated net income (loss) before net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA as presented herein is a non-GAAP financial measure and is defined as consolidated net income (loss) before net interest expense, income taxes, and depreciation and amortization and before certain other items, including loss on extinguishment of debt, share-based compensation, and other (income) expense, net. All companies do not calculate EBITDA and Adjusted EBITDA in the same manner, and RSC Holdings’ presentation may not be comparable to those presented by other companies.
The company presents EBITDA and Adjusted EBITDA in this release because it believes these calculations are useful to investors in evaluating our financial performance and as a liquidity measure. However, EBITDA and Adjusted EBITDA are not recognized measurements under GAAP, and when analyzing the company’s performance, investors should use EBITDA and Adjusted EBITDA in addition to, and not as an alternative to, net income (loss) or net cash provided by operating activities as defined under GAAP.
Free cash flow. The company defines free cash flow as net cash provided by operating activities and net capital inflows (expenditures). All companies do not calculate free cash flow in the same manner, and RSC Holdings’ presentation may not be comparable to those presented by other companies. We believe free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital needs. However, free cash flow is a non-GAAP measure and should be used in addition to, and not as an alternative to, data presented in accordance with GAAP.
The accompanying tables reconcile the GAAP financial measures that are most directly comparable to these non-GAAP financial measures.

RSC HOLDINGS INC. AND SUBSIDIARIES
Adjusted EBITDA GAAP Reconciliations
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income (loss)	$15,833	$(6,422)	$(34,532)	$(66,365)
Depreciation of rental equipment and depreciation and amortization of non-rental equipment and intangibles	87,401	78,890	253,165	232,900
Interest expense, net	47,363	48,446	176,306	146,472
Provision (benefit) for income taxes	10,321	(3,542)	(18,795)	(39,829)

EBITDA	$160,918	$117,372	$376,144	$273,178

Adjustments:
Loss on extinguishment of debt	—	—	15,342	—
Share-based compensation	2,048	1,708	5,216	3,966
Other (income) expense, net	444	(264)	(62)	(364)

Adjusted EBITDA	$163,410	$118,816	$396,640	$276,780

(Adjusted EBITDA as a percentage of total revenues)	40.1%	35.6%	36.0%	30.9%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net cash provided by operating activities	$61,023	$142,556	$334,166	$312,449
Gain on sales of rental and non-rental property and equipment, net of non-cash write-offs	12,527	4,310	37,777	9,635
Gain on settlement of insurance property claims	—	—	—	1,736
Cash paid for interest	52,093	33,301	159,702	126,655
Cash paid (received) for taxes, net	(16,883)	(25,489)	(14,393)	(25,562)
Other (income) expense, net	444	(264)	(62)	(364)
Changes in other operating assets and liabilities	54,206	(35,598)	(120,550)	(147,769)

Adjusted EBITDA	$163,410	$118,816	$396,640	$276,780

Free Cash Flow GAAP Reconciliation
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net cash provided by operating activities	$61,023	$142,556	$334,166	$312,449

Purchases of rental equipment	(175,988)	(118,748)	(543,335)	(265,714)
Purchases of property and equipment	(3,598)	(3,995)	(8,381)	(5,630)
Proceeds from sales of rental equipment	32,245	29,216	113,044	84,315
Proceeds from sales of property and equipment	1,628	533	4,832	2,185
Insurance proceeds from rental equipment and property claims	—	—	—	1,736

Net capital expenditures	(145,713)	(92,994)	(433,840)	(183,108)

Free cash flow	$(84,690)	$49,562	$(99,674)	$129,341

Statistical Measures
Fleet utilization is defined as the average aggregate dollar value of equipment rented by customers (based on original equipment fleet cost) during the relevant period, divided by the average aggregate dollar value of all equipment owned (based on original equipment fleet cost) during the relevant period.
Average fleet age at period end is the number of months since an equipment unit was first placed in service, weighted by multiplying individual equipment ages by their respective original costs and dividing the sum of those individual calculations by the total original cost. Equipment refurbished by the original equipment manufacturer is considered new.
Same store rental revenue growth/(decline) is calculated as the year-over-year change in rental revenue for locations that are open at the end of the period reported and have been operating under the company’s direction for more than 12 months.
Employee count is given as of the end of the period indicated and the data reflects the actual head count as of each period presented.
Original Equipment Fleet Cost (OEC) is defined as the original dollar value of rental equipment purchased from the original equipment manufacturer (OEM). Fleet purchased from non-OEM sources is assigned a comparable OEC dollar value at the time of purchase.
Return on operating capital employed (ROCE) is calculated by dividing operating income (excluding transaction costs, management fees, and amortization of intangibles) for the preceding twelve months by the average operating capital employed. For purposes of this calculation, average operating capital employed is considered to be all assets other than cash, deferred tax assets, hedging derivatives, goodwill and intangibles, less all liabilities other than debt, hedging derivatives and deferred tax liabilities.
Contacts
Investor/Analyst Contacts:
Scott Huckins, VP — Treasurer
(480) 281-6956 or
Scott.Huckins@RSCRental.com
Media Contact:
Chenoa Taitt
(212) 223-0682